                                                                   EXHIBIT 10.10

AGREEMENT BETWEEN INDUS AND BROADBASE


Understanding that Indus and Broadbase are, and will continue to, make good faith efforts toward the successful conclusion of an OEM relationship, both parties agree to the following:

Broadbase agrees to take an active role in the development, testing and release of the Indus Knowledge Warehouse (IKW).

In consideration for Broadbase's efforts Indus agrees to commit to a prepayment of OEM royalties in the amount of $250,000 on or before March 31, 1999.

This prepay balance can be used to offset royalty payments due from Indus to Broadbase on sales of the IKW on or after the general availability release of the product at a rate of 50% of the amounts owed.

The amounts of the royalty payments owed will be calculated in accordance with whatever OEM agreement is in effect at the time the amount owed is incurred.

The prepay balance may not be used to offset amounts owed for consulting, training, maintenance, or technical support.

The $250,000 prepayment of royalties will be due upon the General Availability release of the IKW product (expected on July 1).


INDUS                                       BROADBASE

By:  /s/ Kerry Larson               By:  /s/ Chuck Bay

Name:  Kerry Larson                 Name: Chuck Bay

Title: SVP Marketing                Title: CFO & EVP

                     BROADBASE PARTNER TERMS AND CONDITIONS

        THESE BROADBASE PARTNER TERMS AND CONDITIONS ("Terms and Conditions") are entered into between Broadbase Information Systems, Inc. ("Broadbase") and the party identified below ("Partner") as of ____________, 199_ (the "Effective Date").

        The parties desire to have Partner participate in Broadbase partner programs pursuant to the terms and conditions set forth herein and any amendment hereto.

        The parties expect to execute a Broadbase Partner Agreement setting forth the details of the partner relationship established herein.

        NOW, THEREFORE, in consideration of the promises and mutual obligations of the parties set forth herein, and for other good and valuable consideration, the parties hereby agree as follows:



1.      TERM AND TERMINATION.

1.1. Term Any Broadbase Partner Agreement document signed by the parties relating to these Terms and Conditions ("BPA") will remain in effect until it terminates or expires in accordance with its terms.

1.2 Termination. Either party may terminate a BPA upon written notice if the other party materially breaches a material term thereof and fails to cure the breach within thirty (30) days following written notice.

1.3. Rights and Duties Upon Termination. Termination of a BPA will not limit either party from pursuing any other remedies available to it, including but not limited to injunctive relief, nor will such termination relieve Partner's obligation to pay all fees that accrued prior to such termination. Upon termination of any BPA; Partner will (a) fully comply with all terms and conditions in the BPA regarding termination; (b) cease any and all use of Broadbase software provided by Broadbase to Partner (the "Software") and all Confidential Information (as defined herein) of Broadbase; and (c) certify to Broadbase within thirty (30) days that Partner has destroyed or returned to Broadbase all copies of the Software and Confidential Information of Broadbase.

1.4 No Damages for Termination. BROADBASE SHALL NOT BE LIABLE TO PARTNER FOR DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION, INCIDENTAL OR CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OF ANY BPA IN ACCORDANCE WITH ITS TERMS. PARTNER WAIVES ANY RIGHT IT MAY HAVE TO RECEIVE ANY COMPENSATION OR REPARATIONS ON TERMINATION OF ANY BPA UNDER THE LAW OF THE TERRITORY DESIGNATED IN THE BPA OR OTHERWISE, OTHER THAN EXPRESSLY PROVIDED THEREIN. Broadbase will not be liable to Partner on account of termination of any BPA for reimbursement or damages for the loss of goodwill, prospective profits or anticipated income, or on account of any expenditures, investments, leases or commitments made by Broadbase or for any other reason whatsoever based upon or growing out of such termination or expiration. Partner acknowledges that (i) Partner has no expectation and has received no assurances that any investment by Partner in the promotion of Broadbase products will be recovered or recouped or that Partner will obtain any anticipated amount of profits by virtue of any BPA, and (ii) Partner will not have or acquire by virtue of any BPA or otherwise any vested, proprietary or other right in the promotion of Broadbase products or in "goodwill" created by its efforts thereunder. THE PARTIES ACKNOWLEDGE THAT THIS
SECTION 1.4 HAS BEEN INCLUDED AS A MATERIAL INDUCEMENT FOR BROADBASE TO ENTER INTO ANY BPA AND THAT BROADBASE WOULD NOT HAVE ENTERED INTO ANY BPA BUT FOR THE LIMITATIONS OF LIABILITY SET FORTH HEREIN.

1.5 Survival. Sections 1.3, 1.4, 3.4, 3.5, 5, and 7 of these Terms and Conditions will survive any expiration or termination of any BPA.


2.      PROPRIETARY RIGHTS.


2.1 Software Ownership. Partner hereby acknowledges that, as between Broadbase and Partner, Broadbase is the owner of all right and title in and to the Software, and Partner shall acquire no rights in or to the Software.

2.2 No Other Rights. Partner acknowledges and agrees that, except as otherwise provided in any BPA, Partner has no and will acquire no proprietary rights in the Software, whether express or implied. Partner will not at any time during or after the term of any BPA do anything that may adversely affect the validity or enforceability of, or infringe or contribute to the infringement of, any proprietary right of Broadbase. Partner will not modify the Software except as expressly authorized in any BPA. Partner will not reverse engineer, decompile, or disassemble the Software or other Broadbase product or authorize anyone else to do so.

2.3 Obligation to Protect. Partner agrees to use best efforts to protect Broadbase's proprietary rights and to cooperate in Broadbase's efforts to protect its proprietary rights. Partner agrees to promptly notify Broadbase of any known or suspected breach of any such proprietary right that comes to Partner's attention.


3.      INDEMNITY, WARRANTIES, REMEDIES, LIMITATION OF LIABILITY.


3.1     Infringement Indemnification.


        (a) Broadbase will defend and indemnify Partner against a claim that the Software as furnished by Broadbase and used within the scope of these Terms and Conditions (and any BPA) infringes a copyright or trade secret, provided that: (i) Partner promptly notifies Broadbase in writing of the claim, (ii) Broadbase has sole control of the defense and all related settlement negotiations, and (iii) Partner provides Broadbase with the assistance, information and authority necessary to perform the above.

        (b) Broadbase will have no liability for any claim of infringement based on: (i) use of a superseded release of the Software if such infringement would have been avoided by the use of a current release of the Software; (ii) the combination, operation, or use of any Software furnished under any BPA with programs or data not provided by Broadbase, if such infringement would have been avoided by the use of the Software without such programs or data; or (iii) modifications to the Software by any party other thanthan Broadbase, if such infringement would have been avoided in the absence of such modifications.

        (c) In the event that the Software is held, or is believed by Broadbase, to infringe a copyright or trade secret, Broadbase will have the option, at its expense, to: (i) modify the Software to be noninfringing, (ii) obtain for Partner a license to continue its use of the Software; or (iii) terminate the affected BPA for the infringing Software and refund any license fees paid by Partner attributable to that Software, amortized over a five year term from the Effective Date of the affected BPA on a straight-line basis.

        (d) THIS SECTION 3.1 STATES PARTNER'S SOLE AND EXCLUSIVE REMEDY AND BROADBASE'S ENTIRE LIABILITY FOF INFRINGEMENT.


3.2. Software Warranty. Broadbase warrants that, for a period of ninety (90) days from the effective date of the relevant BPA, the Software will conform to the applicable product documentation provided by Broadbase in all material respects. The foregoing warranty does not apply to modifications or improper use of the Software by Partner. Broadbase does not warrant that the Software will meet Partner's requirements, that the Software will operate in the combinations that Partner may select or use, that the operation of the Software will be uninterrupted or error-free, or that all Software errors will be corrected. FOR ANY BREACH OF THE FOREGOING WARRANTY, PARTNER'S SOLE AND EXCLUSIVE REMEDY WILL BE, AT BROADBASE'S OPTION: (I) THE REPLACEMENT OR CORRECTION OF THE DEFECTIVE SOFTWARE; OR (ii) THE TERMINATION OF ANY BPA AS TO THE DEFECTIVE SOFTWARE AND THE REFUND OF THE LICENSE FEE PAID TO BROADBASE FOR SUCH SOFTWARE.

3.3. Warranties of Authority and Rights. Broadbase warrants that it has the authority to enter into these Terms and Conditions and any BPA, and that it has sufficient rights to the Software to grant to Partner the rights set forth in these Terms and Conditions and any BPA.

3.4. Warranty Limitations. EXCEPT AS SPECIFICALLY SET FORTH ABOVE, BROADBASE MAKES NO WARRANTIES, EXPRESS OR IMPLIED, TO PARTNER OR ANY OTHER PERSON OR ENTITY WITH RESPECT TO THE SOFTWARE, AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

3.5. Limitation of Liability. IN NO EVENT WILL BROADBASE BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA, OR USE, INCURRED BY PARTNER OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT (INCLUDING NEGLIGENCE), EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. BROADBASE'S LIABILITY FOR DAMAGES UNDER THESE TERMS AND CONDITIONS AND ALL BPAS WILL IN NO EVENT EXCEED THE LESSER OF
(i) FIFTY THOUSAND DOLLARS ($50,000); OR (ii) THE AMOUNT OF FEES PAID BY PARTNER TO BROADBASE UNDER ANY BPA IN THE TWELVE (12) MONTH PERIOD PRIOR TO THE DATE OF PARTNER'S CLAIM.


4.      PAYMENT.


4.1. Payment. Invoices for payment of any amounts due to Broadbase under any BPA will be payable net 30 days. All payments will be nonrefundable and nonrecoupable when paid. Amounts unpaid when due will accrue interest at the rate of one and one half percent (1.5%) per month or the maximum rate allowed by law, whichever is less.

4.2. Taxes. Partner agrees to pay all present or future sales, excise, use, value-added, foreign withholding, or other similar taxes or duties (not including taxes on the net income of Broadbase) owed in connection with these Terms and Conditions, on any BPA, or on the Software in regard to its use by Partner.


5.      CONFIDENTIALITY AND PUBLICITY.


5.1 Confidentiality. Partner will not disclose to any third party or, except as expressly permitted under the BPA, use any Software or other confidential or proprietary information disclosed to it by Broadbase ("Confidential Information"), and will use best efforts to maintain the confidentiality of all Confidential Information in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of equal importance. Confidential Information will not include information that: (a) is in or enters the public domain without breach of these Terms and Conditions, any BPA or any other confidentiality agreement between the parties; (b) Partner received from a third party without restriction on disclosure and without breach of a nondisclosure obligation; or (c) Partner develops independently, which it can prove with written evidence. PartnerPartner agrees not to disclose to any third party any benchmarks, tests, or other evaluations of the Software without the prior written consent of Broadbase.

5.2 Software. Partner acknowledges that the Software is a trade secret of Broadbase, the disclosure or which would cause substantial harm to Broadbase that could not be remedied by the payment of damages alone. Accordingly, the parties agree that Broadbase will be entitled to seek preliminary and permanent injunctive relief and other equitable relief for any breach of this Section 5.

5.3 Publicity. Partner agrees to permit, and hereby authorizes, Broadbase to use Partner's name and/or trademarks and services marks, and to identify Partner as a Broadbase partner in Broadbase's publicity, promotional and/or marketing materials.


6. INDEMNITY. Partner will indemnify Broadbase and hold it harmless from any claims, losses or damages (including but not limited to court costs and reasonable attorneys' fees) for personal injury, tangible or intangible property damage or any other liability, arising from any act or omission of Partner, its employees or agents relating to Broadbase, the Software, or any Broadbase product.



7. GOVERNMENT RIGHTS. The Software is provided with restricted rights. Use, duplication, or disclosure by the U.S. Government is subject to restrictions as set forth in any BPA and as provided in DFARS 227.7202-1(a) and 227.7202-3(a)
(1991), DFARS 212.227-7013(c)(1)(ii) (OCT 1988), FAR 12.212(a)(1991), FAR
12.227-19, or FAR 12.227-14 (ALT III), as applicable. Broadbase Information Systems, Inc., 173 Constitution Avenue, Menlo Park, CA 94025.



8. GENERAL TERMS. This Agreement and all BPAs will be governed by the laws of the State of California, without regard to choice of law principles. Any litigation arising under these Terms and Conditions or any BPA will be brought in the federal or state courts of the Northern District of California, and Partner agrees and hereby submits to the exercise of jurisdiction over it in such courts. The relationship of the parties is solely that of independent contractors, and not partners, joint venturers or agents. All notices required to be sent hereunder will be in writing and will be deemed to have been given when mailed by certified mail, overnight express, or sent by confirmed facsimile to the recipient's address listed in the cover page hereto. In the event any provision of these Terms and Conditions is held to be unenforceable, the remaining provisions of these Terms and Conditions will remain in full force and effect. The waiver by either party of any default or breach of these Terms and Conditions will not constitute a waiver of any other or subsequent default or breach. Any waiver, amendment or other modification to these Terms and Conditions will be effective only if in writing and signed by the parties. Neither party will be liable by reason of failure of performance (except failure to pay) if the failure arises out of causes beyond the party's reasonable control. Each party agrees to comply with all applicable laws, rules and regulations in connection with its activities under these Terms and Conditions. Partner agrees to comply fully with all relevant regulations of the U.S. Department of Commerce and with the U.S. Export Administration Act to ensure that the Software and media are not exported in violation of U.S. law. This Agreement combined with any BPA, is the complete and exclusive statement of the agreement between the parties relating to the subject matter of these Terms and Conditions and any such BPA which supersedes any proposal or prior agreement, written or oral, and any other communications between the parties regarding such subject matter. To the extent there is a conflict between these Terms and Conditions any BPA, the terms and conditions of the BPA shall override these Terms and Conditions. It is expressly agreed that any terms and conditions of Partner's purchase orders and/or other forms will be superseded by the relevant BPA and these Terms and Conditions.


        IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute these Terms and Conditions as of the Effective Date.



BROADBASE INFORMATION SYSTEMS, INC.            Indus International
                                           ------------------------------------
                                           (PARTNER)

By:                                        By:   /s/ Lou Perrelli
   ---------------------------------          ---------------------------------

Name:                                      Name:  Lou Perrelli
     -------------------------------            -------------------------------

Title:                                     Title: GM Channels
      ------------------------------             ------------------------------

Address:                                   Address:  60 Spear St.
        ----------------------------               ----------------------------
                                                     San Francisco, CA 94105
------------------------------------       ------------------------------------

                           BROADBASE PARTNER AGREEMENT
                          AUTHORIZED SOLUTIONS PROVIDER

        THIS BROADBASE AUTHORIZED SOLUTIONS PROVIDER PARTNER AGREEMENT (the "Agreement") is made as of __________, 199_ (the "Effective Date"), by and between Broadbase Information Systems, Inc., a California corporation ("Broadbase"), and Indus International ("ASP Partner").

        A. The parties desire to define a mechanism by which ASP Partner may market and distribute Broadbase software products to its customers.

        B. The parties have previously or are concurrently executing a document setting forth the terms and conditions of Broadbase's partner program (the "Terms and Conditions"). Broadbase and ASP Partner desire to incorporate the Terms and Conditions into this Agreement. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Terms and Conditions.

        C. The parties agree that in the event of a conflict between this Agreement and the Terms and Conditions, this Agreement will prevail.

        NOW, THEREFORE, in consideration of the promises and mutual obligations of the parties set forth herein, and for other good and valuable consideration, the parties hereby agree as follows:

1.      DEFINITIONS.

1.1 "End User" means a customer of ASP Partner that is licensed by ASP Partner to use the Products for its internal business purposes.

1.2 "Products" means the Broadbase object code products specified in Exhibit B and shall also include any documentation that is normally included as part of the product.

2.      APPOINTMENT, GRANT OF LICENSE.

2.1 Appointment. Subject to the terms and conditions of this Agreement, Broadbase appoints ASP Partner, and ASP Partner accepts such appointment, as an independent non-exclusive distributor of the Products and hereby grants ASP Partner a limited, nonexclusive, nontransferable license solely for the purposes of demonstration, display, marketing and distribution of the Products to End Users during the term of this Agreement. Pursuant to the terms hereof, Broadbase shall sell to ASP Partner, and ASP Partner shall purchase from Broadbase, the Products ordered by ASP Partner at the purchase prices and upon the payment terms described below. ASP Partner will not use the Products for general internal use. ASP Partner will have no right under this Agreement to reproduce or copy any Products for internal use, distribution to third parties or otherwise.

2.2 Demonstration Licenses. ASP Partner shall have the right to use the Product to (i) demonstrate Product on ASP Partner's premises, (ii) demonstrate Product at a prospective End User's site provided that all copies of the Product are removed within 5 days of when they are installed and provided further that ASP Partner shall be responsible for protecting the confidentiality of the Products while on the prospective End User's site.)

2.3 Evaluation Copies. ASP Partner may deliver copies of the Product for evaluation purposes only (an "Evaluation Copy") to a prospective End User after it has signed a evaluation license with at a minimum the provisions contained in Exhibit C (except that back-up and/or archival copies may not be made and upon termination of the evaluation license, all copies of the Product must be returned to ASP Partner [i.e., certification of destruction will not be enough]). All such Evaluation Copies shall be reported in the Quarterly Reports Exhibit D contemplated by Section 4.1 but will show no royalty owing. Any Evaluation Copies not removed at the completion of the evaluation period or 90 days from delivery to End User (whichever occurs first) are deemed to be perpetually licensed, and End-User License Fees shall be due to Broadbase from ASP Partner as of that date.

3.      OBLIGATIONS OF ASP PARTNER.

3.1 Startup License Configuration. Upon execution of this document, ASP Partner agrees to acquire at least one Startup License as well as a support contract for that license from Broadbase. ASP Partner also agrees to purchase a quantity of nonrefundable Product as inventory from Broadbase. The prices and terms thereof to be defined in Exhibit A.

3.2 Sales, Demonstration and Implementation Certification. Within six months of the signing of this document, ASP Partner agrees to cause at least one of its employees to complete the Broadbase Sales and Demonstration Certification and the Broadbase Implementation Certification (a description of which can be found on Exhibit B). ASP Partner also agrees to maintain at least one certified employee in each of these areas throughout the term of the agreement.

3.3 Support Certification. In order to enable the ASP Partner to effectively provide first level post-sales service and support for all the Products distributed by ASP Partner, ASP Partner is encouraged but not required to cause a sufficient number of its personnel to complete the

Broadbase Support Certification. Until such time as this certification is complete, Broadbase agrees to provide support as per its then-current published support policies for all customers for whom a valid support agreement is in place.

3.4 Broadbase Packaging. ASP Partner will distribute the Products with all packaging, any and all warranties and disclaimers, intact as shipped from Broadbase.

3.5 Compliance with Law. ASP Partner will comply with all applicable international, national, state, regional and local laws and regulations in performing its duties hereunder and in any of its dealings with respect to the Products.

3.6 Export and Re-export. ASP Partner will not, and will require its customers to agree to refrain from, any and all export or re-export of any Product (including documentation and other technical data) in violation of U.S. export laws.

3.7 Covenants of ASP Partner. ASP Partner will: (i) conduct business in a manner that reflects favorably at all times on the Products and on the good name, goodwill and reputation of Broadbase; (ii) avoid deceptive, misleading or unethical practices that are or might be detrimental to Broadbase or the Products; and (iii) make no representations, warranties or guarantees with respect to Broadbase or the Products that are inconsistent with those customarily provided by Broadbase.

4.      INSPECTIONS, RECORDS AND REPORTING.

4.1 Quarterly Reports. Within [thirty (30)] days of the end of each quarter during the term of this Agreement, ASP Partner will provide to Broadbase a written report, a template of which is provided as Exhibit D, (which Broadbase will keep strictly confidential) showing, for such quarter:

        (a) the identity of each customer to whom ASP Partner has distributed any Product during such quarter, including company name, complete address and both business and technical contact information for each such customer.

        (b) the license configuration for each of the Products distributed, including number of licenses, number of users, current discount percentage, and license and support fees due Broadbase.

4.2 Notification. ASP Partner will: (i) notify Broadbase in writing of any claim or proceeding involving the Products within ten (10) days after ASP Partner learns of such claim or proceeding; (ii) report promptly to Broadbase all claimed or suspected product defects; and (iii) notify Broadbase in writing not more than thirty (30) days after any transfer of more than twenty-five percent (25%) of ASP Partner's voting control or a transfer of substantially all its assets.

4.3 Records. ASP Partner will maintain, for at least [two] years after expiration or termination of this Agreement, its records, contracts and accounts relating to distribution of the Products, and will permit examination thereof by authorized representatives of Broadbase at all reasonable times.

5.      ORDER PROCEDURE.

5.1 Broadbase Acceptance. All orders for the Products by ASP Partner will be subject to acceptance in writing by Broadbase at its principal place of business and will not be binding until the earlier of such acceptance or shipment, and, in the case of acceptance by shipment, only as to the portion of the order actually shipped. Broadbase agrees that it will not unreasonably withhold its acceptance and it will notify ASP Partner promptly of any partial shipments.

5.2 License Requirements. For each Product distributed to its End Users, ASP Partner agrees to, at its option, execute with such End User either Broadbase's standard, then-current end user license agreement, or substantially include mandatory minimum terms and conditions, as defined in Exhibit C, within its own licensing document.

5.3 Cancellation. Broadbase reserves the right to cancel any orders placed by ASP Partner and accepted by Broadbase as set forth above, or to refuse or delay shipment thereof, if ASP Partner: (i) fails to make any payment as provided in this Agreement or under the terms of payment set forth in any invoice or otherwise agreed to by Broadbase and ASP Partner, (ii) fails to meet reasonable credit or financial requirements established by Broadbase, including any limitations on allowable credit, or (iii) otherwise fails to comply with the Terms and Conditions or the terms and conditions of this Agreement. Broadbase also reserves the right to discontinue the manufacture or distribution of any or all Products at any time, and to cancel any orders for such discontinued Products without liability of any kind to ASP Partner or to any other person. No such cancellation, refusal or delay will be deemed a termination (unless Broadbase so advises ASP Partner) or breach of this Agreement by Broadbase.

6.      PRICES AND PAYMENT.

6.1 Prices to ASP Partner. Prices to ASP Partners for the Products are calculated by applying the distribution discount, as defined on Exhibit A, to the applicable product price, as defined in the then-current Broadbase Price List for the country in which the Broadbase Product(s) will be installed and/or used. Distribution discounts are also applicable to the purchase by the ASP Partner and re-distribution to its End Users of Broadbase Support, Training Credits, and Documentation. Broadbase may change its list prices from time to time upon at least thirty (30) days' prior written notice. Notwithstanding the foregoing, Broadbase will not change its prices for any order that has been accepted by it.

6.3 Taxes, Tariffs, Fees. Broadbase's list prices do not include any national, state or local sales, use, value added or other taxes, customs duties, or similar tariffs and fees which Broadbase may be required to pay or collect upon the delivery of the Products or upon collection of the payments due or otherwise. Should any tax or levy be owed or made, ASP Partner agrees to pay such tax or levy and indemnify Broadbase for any claim for such tax or levy demanded. ASP Partner represents and warrants to Broadbase that all Products acquired hereunder are for redistribution in the ordinary course of ASP Partner's business, and ASP Partner agrees to provide Broadbase with appropriate resale certificate numbers and other documentation satisfactory to the applicable taxing authorities to substantiate any claim of exemption from any such taxes or fees.

6.3 Payment. ASP Partner will pay to Broadbase the amounts owed it in United States dollars and at the address designated by Broadbase.

6.4 No Setoff. ASP Partner will not setoff or offset against Broadbase's invoices amounts that ASP Partner claims are due to it. ASP Partner will bring any claims or causes of action it may have in a separate action and waives any right it may have to offset, setoff or withhold payment for the Products and delivered by Broadbase.

7.      SHIPMENT, RISK OF LOSS AND DELIVERY.

7.1 Shipment. All Products will be shipped F.O.B. Broadbase's point of shipment. Shipments will be made to ASP Partner's identified warehouse facilities or freight forwarder, subject to approval in writing by Broadbase in advance of shipment. Unless specified in ASP Partner's order, Broadbase will select the mode of shipment and the carrier. ASP Partner will be responsible for and pay all packing, shipping, freight and insurance charges.

7.2 Title and Risk of Loss. Title and all risk of loss of or damage to the Products will pass to ASP Partner upon delivery by Broadbase to the carrier, freight forwarder or ASP Partner, whichever first occurs.

8.      ASP PARTNER DETERMINES ITS OWN PRICE.

Although Broadbase may publish suggested wholesale or retail prices, these are suggestions only and ASP Partner will be entirely free to determine the actual prices at which the Products will be licensed to its customers.

9.      TRADEMARKS, TRADE NAMES, LOGOS, DESIGNATIONS AND COPYRIGHTS.

9.1 Use During Agreement. During the term of this Agreement, ASP Partner is authorized by Broadbase to use the trademarks, trade names, logos and designations Broadbase uses for the Products in connection with ASP Partner's advertisement, promotion and distribution of the Products. ASP Partner's use of such trademarks, trade names, logos and designations will be in accordance with Broadbase's policies in effect from time to time, including but not limited to trademark usage and cooperative advertising policies. ASP Partner agrees not to attach any additional trademarks, trade names, logos or designations to any Product. ASP Partner further agrees not to use any Broadbase trademark, trade name, logo or designation in connection with any non-Product.

9.2 Copyright and Trademark Notices. ASP Partner will include on each Product that it distributes, and on all containers and storage media therefore, all trademark, copyright and other notices of proprietary rights included by Broadbase on such Product. ASP Partner agrees not to alter, erase, deface or overprint any such notice on anything provided by Broadbase. ASP Partner also will include the appropriate trademark notices when referring to any Product in advertising and promotional materials.

9.3 ASP Partner Does Not Acquire Proprietary Rights. ASP Partner has paid no consideration for the use of Broadbase's trademarks, trade names, logos, designations or copyrights, and nothing contained in this Agreement will give ASP Partner any right, title or interest in any of them. ASP Partner acknowledges that Broadbase owns and retains all goodwill, trademarks, trade names, logos, designations, copyrights and other proprietary rights in or associated with the Products, and agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything that may adversely affect the validity of any trademark, trade name, logo, designation or copyright belonging to or licensed to Broadbase (including, without limitation any act or assistance to any act, which may infringe or lead to the infringement of any of Broadbase's proprietary rights).

9.4 No Continuing Rights. Upon expiration or termination of this Agreement, ASP Partner will immediately cease all display, advertising and use of all Broadbase trademarks, trade names, logos and designations and will not thereafter use, advertise or display any trademark, trade name, logo or designation which is, or any part of which is, similar to or confusing with any trademark, trade name, logo or designation associated with any Product.

9.5 Obligation to Protect. ASP Partner agrees to promptly notify Broadbase of any known or suspected breach of Broadbase's proprietary rights that comes to its attention. ASP Partner agrees to cooperate at Broadbase's expense in Broadbase's efforts to protect its proprietary rights.

10.     COSTS.

Except as may be agreed in writing by Broadbase and ASP Partner, each party will pay all costs and expenses incurred in the performance of its obligations and the exercise of its rights under this Agreement.

11      TERM AND TERMINATION.

11.1. This Agreement commences on the Effective Date and will remain in effect for a term of [one (1)] year unless earlier terminated in accordance with the terms of the Partner Agreement. At the end of the initial term (and each subsequent renewal term), this Agreement will automatically renew for an additional [one (1) year] term, unless either party provides the other party with written notice of termination, at least thirty (30) days prior to the date of any such automatic renewal.

11.2. Rights and Duties Upon Termination. Upon termination or expiration of this Agreement, in addition to the obligations of each party set forth in the Terms and Conditions:

        (a) Broadbase, at its option, may reacquire any or all Products then in ASP Partner's possession at prices not greater than the prices paid by ASP Partner for such Products (or, if the Products are not in unopened factory sealed boxes, fifty percent (50%) of such prices). Upon receipt of any Products so reacquired from ASP Partner, Broadbase will issue an appropriate credit to ASP Partner's account.

        (b) The due dates of all outstanding invoices to ASP Partner for the Products automatically will be accelerated so they become due and payable on the effective date of termination, even if longer terms had been agreed previously. All orders or portions thereof remaining unshipped as of the effective date of termination will automatically be canceled.

11.3 Survival. The rights and obligations of the parties contained in Sections 4 and 11 will survive any termination or expiration of this Agreement.

11.4. Entire Agreement. This Agreement, the Exhibits attached hereto, and the Terms and Conditions which are incorporated herein by this reference, is the sole and entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior communications or agreements, written or oral pertaining to such subject matter.

        IN WITNESS WHEREOF the parties have caused their authorized representatives to execute this Agreement as of the Effective Date.


BROADBASE INFORMATION SYSTEMS, INC.      Indus International
                                        --------------------------------------
                                        (ASP PARTNER)


By:                                     By:     /s/ Lou Perrelli
       ----------------------------            -------------------------------
Name:                                   Name:   Lou Perrelli
       ----------------------------            -------------------------------
Title:                                  Title:  GM Channels
       ----------------------------            -------------------------------


Exhibits:

EXHIBIT A:_____ASP Partner Order Form
EXHIBIT B:_____License and Discount Types
EXHIBIT C:_____Mandatory Terms of End User License
EXHIBIT D:_____Quarterly Sales Reconciliation Report Template
EXHIBIT E:_____Special Terms and Conditions

                                    EXHIBIT A
                             ASP PARTNER ORDER FORM


                                                 MAXIMUM                                    FIRST YEAR
NUMBER OF   NAME OF SOFTWARE OR SERVICE         CONCURRENT       UNIT         EXTENDED      SUPPORT AND
  UNITS                                           USERS          PRICE          PRICE       MAINTENANCE
                                                                                                20%
-------------------------------------------------------------------------------------------------------
            Partner Startup License                             $25,000       $25,000         $5,000

            Early Partner Discount                              $25,000       $25,000         $5,000

            Broadbase Workgroup License                         $50,000       $     0         $    0


            DISTRIBUTION DISCOUNT = 20%                                       $    (0)        $    0

                                                               SUB TOTAL:     $    (0)        $    0

                                                                 TOTAL:       $    (0)


*First Year Support to be reported and paid within 30 days of the end of the quarter in which Product(s) are distributed to ASP Partner's End Users (Section 4.1).



BILLING CONTACT                              TECHNICAL SUPPORT CONTACT

Contact Name                                 Contact Name

Title:                                       Title:

Address                                      Address

City, State, ZIP                             City, State, ZIP

Phone                                        Phone



SHIP TO CONTACT                              MARKETING CONTACT

Contact Name                                 Contact Name

Title:                                       Title:

Address                                      Address

City, State, ZIP                             City, State, ZIP

Phone                                        Phone

                                    EXHIBIT B
                           LICENSE AND DISCOUNT TYPES


ASP PARTNER TRAINING - ASP Partners are eligible to attend any regularly scheduled Broadbase training classes for no charge, the amount of training time will be reasonable and appropriate in Broadbase's judgment and ASP Partner will bear all travel and living expenses for such personnel sent to Broadbase for training.

PRODUCTS ELIGIBLE FOR DISTRIBUTION -Broadbase Workgroup Server, Broadbase Departmental Server, Brio Designer for Broadbase, Brio Query for Broadbase,Brio Insight for Broadbase Web, Brio Quickview for Broadbase Web

PRODUCT DISCOUNTS FOR END-USER DISTRIBUTION - End-User distribution discounts are tiered based on unit volume commitments. Prices to the ASP Partner are calculated by applying the distribution discount, as defined on the following discount schedule, to the applicable product price (as defined in the then-current Broadbase Price List) for the country in which the Broadbase Product(s) will be installed and/or used.


       Number of Units*              2            5           10           20
                                   -----        -----        -----       -------
    Cumulative List Price*         $100K       $250K        $500K       1,000K
   (Distribution Discount)           20%         25%          30%          35%
     Prepaid License Fees          $ 80K        188K        $350K        $650K


*Number of actual units may vary. Calculations are based on an average per unit list price of $50K.

OTHER DISCOUNTS FOR END-USER DISTRIBUTION - The then-current distribution discount, is also applicable to Support, Training, and Documentation. As with the Product discounts, the price to the ASP Partner is derived by applying the distribution discount to the applicable support fees (as defined in the then-current Broadbase Price List).

SALES AND DEMONSTRATION CERTIFICATION - To ensure that ASP Partner is able to effectively communicate the Broadbase value proposition to their customers, Broadbase makes available sales and demonstration materials that offer step by step instruction on the presentation and demonstration of the Broadbase products. Broadbase also offers coaching and education to ensure a smooth knowledge transfer. Sales and Demonstration Certifications are available to individuals within the partner's organization that have satisfactorily completed a short presentation and demonstration to a Broadbase representative. Partners to are encouraged to certify as many of their employees as possible.

IMPLEMENTATION CERTIFICATION - Broadbase makes available training materials that educate our Partners on the most efficient ways to implement a Broadbase solution. As part of the certification process, Broadbase will provide a test case, whereby individuals within the partner's organization will be encouraged to construct a Broadbase data mart from beginning to end. Implementation Certification can be achieved by submitting the finished results to a Broadbase representative for approval. Partners to are encouraged to certify as many of their employees as possible.

SUPPORT CERTIFICATION - For partners that provide front-line Broadbase product support, Broadbase makes available training materials, documentation and access to an on-line knowledge base that educates our Partners on the most efficient way to provide Broadbase support to their end customers. To be designated as a Certified Broadbase Support Engineer, individuals within the partner's organization are required to have completed the Implementation Certification as well as pass a written Support Certification exam. Partners are encouraged to certify as many of their employees as possible.

                                    EXHIBIT C
                      MANDATORY TERMS OF END USER LICENSES


        All Agreements covering the distribution of the Program shall include substantially the following provisions (i.e. ASP Partner will include these terms in its agreements with End Users):

(1) ASP Partner licensor retains all title to the Program, and all copies thereof, and no title to the Program, or any intellectual property therein, is transferred to the licensee;

(2) The licensee may not copy the Program, except for backup and archival purposes only, and the licensee shall include on all copies of the Program all copyright and other proprietary notices or legends included on the Program when it was shipped to such licensee;

(3) The licensee agrees not to reverse assemble, decompile or otherwise attempt to derive source code from the Program;

(4) The licensee agrees to comply with all export and re-export restrictions and regulations ("Export Restrictions") imposed by the government of the United States;

(5) Although copyrighted, the Program is unpublished and contains proprietary and confidential information of licensor and is considered by such licensor to constitute valuable trade secrets. The licensee will hold the Program in confidence and shall protect the Program with at least the same degree of care with which the licensee protects its own similar confidential information;

(6) ASP Partner's licensor is a direct and intended third party beneficiary of the license agreement and may enforce it directly against the licensee; provided however that such licensors shall not be liable to the licensee for any general, special, direct, indirect, consequential, incidental or other damages arising out of or related to the Program;

(7) Upon termination of the license for the Program, the licensee shall return to ASP Partner all copies of the Program, or certify to ASP Partner that the licensee has destroyed all such copies;

(8) ASP Partner and/or ASP Partner licensor shall have the right to direct a recognized accounting firm to conduct, during normal business hours, an audit of (and to copy) the appropriate records of the licensee to verify the number of copies of the Program in Use by the licensee, the computer systems on which such copies are installed and in the case of limited user licenses, the number of users Using such copies. Representatives of the auditing firm shall protect the confidentiality of the licensee's Confidential Information and abide by the licensee's reasonable security regulations while on licensee's premises. If the number of copies or users is found to be greater than that contracted for or the computer system on which the Program is in use differs from the single computer system for which license rights have been granted to the licensee, the licensee shall be invoiced for the additional copies, users or computer systems at the prices quoted in the then current price list of Broadbase (subject to any applicable discounts to which ASP Partner may have agreed). The additional license fees shall be payable within thirty (30) days of such invoice;

(9) The licensee shall not release the results of any benchmark of the Program to any third party without the prior written approval of ASP Partner's licensor for each such release;

(10) Licensee acknowledges its responsibility to (i) regularly back-up data maintained on any computer system using the Program, and (ii) adequately test prior to deployment each production version of the Program in a configuration which reasonably simulates licensee's planned production environment.

                                    EXHIBIT D
                         Quarterly Reconciliation Report
                             _____ Quarter, 19_98__


    Customer Name and                  Support Contact    Broadbase    Number of    Broadbase   Support Fees
    Site Address                             And           Products   Concurrent   List Prices     (18**%)
                                        Phone Number                   of Users                   And Dates






    DATE:                                             1. Total of List Prices


    NAME OF ASP Partner:                              2. Subtract Distribution
                                                      Discount (See Exhibit A)
                                                               20%
                                                      SPECIAL DISCOUNT***

    BY: (please print)                                3. DISCOUNTED TOTAL


    (Signature)                                       4. BEGINNING PREPAID BALANCE

    TITLE:                                            5. ENDING PREPAID BALANCE



    PHONE:                                            6. AMOUNT OWED TO BROADBASE



* SPECIAL ONE TIME CHEVRON PRICING allows unlimited users but limits data source to Passport only. See Chevron-Indus agreement for details.

**      SPECIAL ONE TIME DISCOUNT OF SUPPORT from 20% to 18%.

*** EXTRA $30K Discount only good if Purchase Order is received by Broadbase on or before May 8, 1998.

                                    EXHIBIT E

This Exhibit E ("Exhibit E ") dated ______________, 199__, entered into by _________________ ("Partner") and BROADBASE INFORMATION SYSTEMS (Broadbase) supplements the terms of the Broadbase Partner Agreement dated __________________, 199__ between Partner and Broadbase (the "Agreement"). Capitalized terms not otherwise defined in this Exhibit shall have the same meaning as in the Agreement.

1. SECTION 1.4 OF THE BROADBASE TERMS AND CONDITIONS IS DELETED AND REPLACED WITH THE FOLLOWING:

        1.4 No Damages for Termination. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION, INCIDENTAL OR CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OF ANY BPA IN ACCORDANCE WITH ITS TERMS. BOTH PARTIES WAIVE ANY RIGHT THEY MAY HAVE TO RECEIVE ANY COMPENSATION OR REPARATIONS ON TERMINATION OF ANY BPA UNDER THE LAW OF THE TERRITORY DESIGNATED IN THE BPA OR OTHERWISE, OTHER THAN EXPRESSLY PROVIDED THEREIN. Neither party will be liable to the other party on account of termination of any BPA for reimbursement or damages for the loss of goodwill, prospective profits or anticipated income, or on account of any expenditures, investments, leases or commitments made by either party or for any other reason whatsoever based upon or growing out of such termination or expiration. Partner acknowledges that (i) Partner has no expectation and has received no assurances that any investment by Partner in the promotion of Broadbase products will be RECOVERED OR RECOUPED OR THAT PARTNER WILL OBTAIN ANY ANTICIPATED AMOUNT OF PROFITS BY VIRTUE OF ANY BPA, AND (II) PARTNER will not have or acquire by virtue of any BPA or otherwise any vested, proprietary or other right in the promotion of Broadbase products or in "goodwill" created by its efforts thereunder. THE PARTIES ACKNOWLEDGE THAT THIS SECTION 1.4 HAS BEEN INCLUDED AS A MATERIAL INDUCEMENT FOR BROADBASE TO ENTER INTO ANY BPA AND THAT BROADBASE WOULD NOT HAVE ENTERED INTO ANY BPA BUT FOR THE LIMITATIONS OF LIABILITY SET FORTH HEREIN.

2. SECTION 2.1 OF THE BROADBASE TERMS AND CONDITIONS IS DELETED AND REPLACED WITH THE FOLLOWING:

        2.1 Software Ownership. Partner hereby acknowledges that, as between Broadbase and Partner, Broadbase is the owner of all right and title in and to the Software, and Partner shall acquire no rights in or to the Software. Both parties agree that, unless otherwise agreed upon in writing, any models, scripts, structures and/or business metrics that are developed as part of this agreement shall remain the sole property of the Partner.

3. IN SECTION 3.2 OF THE BROADBASE TERMS AND CONDITIONS, THE WARRANTY PERIOD IS CHANGED FROM 90 DAYS TO 6 MONTHS.

4. SECTION 5.1 OF THE BROADBASE TERMS AND CONDITIONS IS DELETED AND REPLACED WITH THE FOLLOWING:

        5.1 Confidentiality. Neither party will disclose to any third party or, except as expressly permitted under the BPA, use any Software or other confidential or proprietary information disclosed to it by the other party ("Confidential Information"), and will use best efforts to maintain the confidentiality of all Confidential Information in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of equal importance. Confidential Information will not include information that:
        (a) is in or enters the public domain without breach of these Terms and Conditions, any BPA or any other confidentiality agreement between the parties; (b) either party received from a third party without restriction on disclosure and without breach of a nondisclosure obligation; or (c) either party develops independently, which it can prove with written evidence. Both parties agree not to disclose to any third party any benchmarks, tests, or other evaluations of the Software without the prior written consent of the other party.

5. SECTION 2.1 OF THE BROADBASE PARTNER AGREEMENT IS DELETED AND REPLACED WITH THE FOLLOWING:

        2.1 Appointment. Subject to the terms and conditions of this Agreement, Broadbase appoints ASP Partner, and ASP Partner accepts such appointment, as an independent non-exclusive distributor of the Products and hereby grants ASP Partner a limited, nonexclusive, nontransferable license solely for the purposes of demonstration, display, marketing, distribution and development of the Products to End Users during the term of this Agreement. Pursuant to the terms hereof, Broadbase shall sell to ASP Partner, and ASP Partner shall purchase from Broadbase, the Products ordered by ASP Partner at the purchase prices and upon the payment terms described below. Except as described above, ASP Partner will not use the Products for general internal use. ASP Partner will have no right under this Agreement to reproduce or copy any Products for distribution to third parties.

6.      SECTION 4.1 OF THE BROADBASE PARTNER AGREEMENT, IS DELETED AND REPLACED
WITH:

        4.1 Semi-Annual Reports. Within [thirty (30)] days of the end of each calendar quarter that a distribution of the Product period has occurred, and during the term of this Agreement, ASP Partner will provide to Broadbase a written report, a template of which is provided as Exhibit D, (which Broadbase will keep strictly confidential) showing, for such period:

                (a) the identity of each customer to whom ASP Partner has distributed any Product during such period, including company name, complete address and both business and technical contact information for each such customer.

                (b) the license configuration for each of the Products distributed, including number of licenses, number of users, current discount percentage, and license and support fees due Broadbase.

7.      SECTION 4.2, SUBSECTION (III) OF THE BROADBASE PARTNER AGREEMENT IS
DELETED

8. TO SECTION 6.1 OF THE BROADBASE PARTNER AGREEMENT, THE FOLLOWING IS APPENDED:

        . . . or in an active proposal stage, but not to exceed 180 days from the notification to Partner of the change of the Broadbase list price.

9. SECTION 6.4 OF THE BROADBASE PARTNER AGREEMENT IS DELETED AND REPLACED WITH THE FOLLOWING:

        6.4 No Setoff. ASP Partner will not setoff or offset against Broadbase's invoices amounts that ASP Partner claims are due to it. ASP Partner will bring any claims or causes of action it may have in a separate action and waives any right it may have to offset, setoff or withhold payment for the Products and delivered by Broadbase, except for valid warranty claims by Partner's customers.


                     NAME OF CUSTOMER: Indus International
--------------------------------------------------------------------------------

By:                                  By: /s/ Lou Perrelli
--------------------------------------------------------------------------------

(Authorized Signature)               (Authorized Signature)
--------------------------------------------------------------------------------

Name:                                Name: Lou Perrelli
--------------------------------------------------------------------------------

Title:                               Title: GM Channels
--------------------------------------------------------------------------------

Date of this Exhibit:
--------------------------------------------------------------------------------

                                   EXHIBIT F

This Exhibit F ("Exhibit F") dated June 30, 1999, entered into by Indus International, Inc. ("Partner") and BROADBASE INFORMATION SYSTEMS (Broadbase) supplements the terms of the Broadbase Partner Agreement dated June 2, 1998 between Partner and Broadbase (the "Agreement"). Capitalized terms not otherwise defined in this Exhibit shall have the same meaning as in the Agreement.

TERM: Term of the Agreement shall be extended to 2 years from the date of this Exhibit and will automatically renew for an additional [one (1) year] term per the terms defined in section 11 in the Agreement. License and distribution rights for the Brio products are excluded from this agreement unless mutually agreed upon on a case-by-case basis.

TERMINATION: Upon termination or expiration of this Agreement, license and distribution rights of the Broadbase products (excluding Brio) will survive until all prepaid royalties are used up.

PREPAYMENT ROYALTY: Partner agrees to make a nonrefundable prepayment of future royalties in the amount of $1,000,000 on net 30 day terms from the execution date of this Exhibit. (This prepayment brings the total prepay balance to $1,250,000).

ROYALTY: Partner agrees to pay a royalty to Broadbase equaling a percentage of the actual selling price of the Derivative Offering. (For the purposes of this agreement "Derivative Offering" means both the Partner software which contains Broadbase Products and any annual software maintenance and/or support fees.)

Cumulative revenue shall include all revenue from the sale of the Derivative Offering from the execution of this Exhibit forward. Royalty amounts will be calculated on the following graduated scale.

   -Upon execution of this Exhibit              -- 50/50 split
   -After first million of cumulative revenue   -- 60% Partner/40% Broadbase
   -After second million of cumulative revenue  -- 70% Partner/30% Broadbase
   -After third million of cumulative revenue   -- 80% Partner/20% Broadbase

ROYALTY REPORTING: Partner agrees to report royalty and/or royalty burn down on an Exhibit D within 10 business days after the end of the same calendar quarter that the royalty or royalty burn-down has occurred.

BURN-DOWN RATE: Prepaid royalties are decremented at 100% of royalty amounts due.

MINIMUM ROYALTY: Notwithstanding the above, in no event shall the pricing per End User be less than $50,000.

MAXIMUM ROYALTY: Notwithstanding the above, in no event shall royalty be paid on amounts in excess of $800,000 of the actual selling price for each End User transaction. The parties may mutually agree to exceptions to the Maximum and Minimum Royalty.


                                       1

[*] Confidential treatment has been requested for certain portions of this document. Such omitted portions have been filed separately with the Securities and Exchange Commission.

USE LIMITATIONS: End User license rights exclude the use of the Broadbase software independently of the Derivative Offering. License rights do include the ability to access, extract, transform, or contain data from data sources other than those owned or controlled by the Partner but only insofar as data from these sources is added to the Derivative Offering. If an End User customer wishes to use the Broadbase software as a general purpose tool (and to build applications that are independent of the Derivative Offering), they will be required to contract directly with Broadbase.



                                NAME OF CUSTOMER:
--------------------------------------------------------------------------------

By:                                  By: Indus International, Inc.
--------------------------------------------------------------------------------

(Authorized Signature)               /s/ Joan P. Platt
--------------------------------------------------------------------------------

Name:                                Name: Joan P. Platt
--------------------------------------------------------------------------------

Title:                               Title: CFO
--------------------------------------------------------------------------------

Date of this Exhibit: June 30, 1999
--------------------------------------------------------------------------------


                                       2